                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund-- Multistate Series--55, Defined Asset Funds (California, New York, Ohio and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-51607 of our opinion dated March 14, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 23, 1997